EXHIBIT 10.2
Rice Executive Employment Agreement
Effective 1 July 2012

EXECUTIVE EMPLOYMENT AGREEMENT
LEE R. RICE

This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 6th day of August 2013, and is retroactively effective on July 1, 2012, by and between Colorado Goldfields Inc. ("Employer"), and Lee R. Rice ("Executive").

WHEREAS, Employer is a corporation organized under the laws of the state of Nevada and with its principal places of business in Lakewood, Colorado;

WHEREAS, Executive is an individual with knowledge and experience that are valuable to Employer;

WHEREAS, Employer desires to employ Executive and Executive desires to accept such employment subject to the terms and conditions hereinafter set forth.

WHEREAS, Employer and Executive entered into Employment Agreements effective on 10 September 2008;

NOW THEREFORE, and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1. EMPLOYMENT

Employer hereby employs Executive and Executive hereby accepts employment by Employer, upon all of the terms and conditions as hereinafter set forth.

2. TERM

The term of this Agreement shall be month-to-month commencing on 1 July 2012.  Unless termination is given in accordance with paragraph 3, this agreement shall automatically renew each month.

3. TERMINATION OF AGREEMENT

This Agreement shall terminate upon the occurrence of any of the following events:

(a) Upon written notice of termination from either party to the other party, which notice may be given at any time, with or without cause, and shall be effective thirty days (30) days thereafter unless a different effective date is agreed in writing by the parties;

(b) Upon Executive's death.

Upon the termination of this Agreement, Executive shall be entitled to payment of compensation that is earned but unpaid for services rendered by Executive as of the date of termination of this Agreement.  In addition, Executive shall be entitled to Separation Pay to the extent expressly set forth in Exhibit A to this Agreement, which pay shall become due and owing according to the schedule set forth in Exhibit A. However, Executive shall not be entitled to any compensation for services not yet performed, including services which could have been performed but for the termination of this Agreement.

EXHIBIT 10.2
Rice Executive Employment Agreement
Effective 1 July 2012

At the discretion of Employer, Employer may (a) require that Executive continue to perform his duties during the period between notice pursuant to Section 3(a) of this Agreement and the resulting termination of this Agreement, or (b) relieve Executive of his duties during such period (while continuing to provide compensation and benefits in accordance with this Agreement).

4. DUTIES

Executive is employed by Employer as its Chief Executive Officer and President.  The precise nature of Executive’s duties shall be as defined by the Board of Directors of Employer and may be broadened, curtailed or otherwise modified by the Board of Directors of Employer from time to time in its sole discretion.

Executive agrees to devote the working time, energy and professional talent as is customarily performed and required by a Chief Executive Officer and President of a mining company.  Notwithstanding the foregoing, (i) Executive may serve as a director or trustee of another organization upon the prior written consent of the Board of Directors, and (ii) Employer acknowledges that Executive holds other mining properties which are not part of the Option Agreement, and that Executive may devote working time to such mining properties so long as Employer's business is not adversely affected.  The Executive acknowledges that he is a fiduciary of the Employer and he agrees to serve the Employer in a manner which is consistent with the fiduciary duties owed to the Employer.

During the term of this Agreement, Employer shall nominate Executive for election to the Board of Directors of Employer as a member of the management slate at each annual meeting of the stockholders, or at each meeting of the stockholders at which his class, if such class be designated, comes up for election.

 5.COMPENSATION

Executive's compensation under this Agreement shall be as set forth in Exhibit A, which is attached hereto and incorporated herein.  Such compensation shall be paid in accordance with the payroll policies and procedures of Employer, as they may be modified from time to time at Employer’s sole discretion.

Upon the termination of this Agreement, Executive shall have no further rights to compensation under this Agreement except for Separation Pay as provided in Exhibit A.

In all cases in which Executive must obtain the consent of Employer or Management, such consent may be granted or withheld at the sole discretion of Employer or Management as the case may be.

EXHIBIT 10.2
Rice Executive Employment Agreement
Effective 1 July 2012

6. INDEMNIFICATION

Subject to the terms and conditions of the Articles of Incorporation and Bylaws of the Employer (in each case, as in effect from time to time), the Employer agrees to indemnify and hold Executive harmless to the fullest extent permitted by the laws of the State of Nevada, as in effect at the time of the subject act or omission.  Notwithstanding the foregoing, Employer shall not be required to indemnify Executive if a court or governmental tribunal of competent jurisdiction finds that the event triggering the indemnification right was caused by, or due to, the willful misconduct or gross negligence of Employee.  In connection therewith, Executive shall be entitled to the protection of any insurance policies which Employer elects to maintain generally for the benefit of the Employer's directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by Executive in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Employer.  This provision shall survive any termination of Executive's employment hereunder.  To the extent that Employer has maintained insurance policies generally for the benefit of the Employer's directors and officers, Employer shall such insurance coverage, or use commercially reasonable efforts to obtain tail insurance coverage for Executive, for a period of three years following termination of employment.

7. SEVERABILITY

In the event that any provision of this Agreement is held to be invalid, void or unenforceable (whether due to unconscionability or otherwise), the remainder of this Agreement shall not be affected thereby, and all other provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by the law.

8. AGREEMENT NOT ASSIGNABLE

This Agreement shall be binding upon Employer and its successors and upon the heirs, representatives, executors, and administrators of Executive.  This Agreement is not assignable by either party, except that the rights and obligations of this Agreement shall be assumed by any successor of Employer.  For purposes of this Section 8, the term “successor” shall include any individual or entity which acquires all or substantially all of the assets of Employer by merger, purchase or otherwise.

9. WAIVER OF BREACH

The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

10.NOTICES

Any written notice to be given to Executive under the terms of this Agreement shall be addressed to Executive as follows, unless Management is notified in writing of a change of address:

Lee R. Rice
10920 West Alameda Ave
Suite 201
Lakewood, CO  80226

EXHIBIT 10.2
Rice Executive Employment Agreement
Effective 1 July 2012

Such notice shall be deemed to have been duly given when enclosed and properly sealed in an addressed envelope registered or certified mail return receipt requested and deposited, postage and registered or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

11. TITLE AND HEADINGS

Titles and headings to paragraphs in this Agreement are for the purpose of reference only and in no way shall limit, define or otherwise affect the provisions of this Agreement.

12. GOVERNING LAW

This Agreement, all interpretation and enforcement of this Agreement, and all disputes arising out of this Agreement shall be governed solely and exclusively by the laws of the State of Colorado, regardless of the forum in which such interpretation or enforcement of this Agreement occurs or such disputes are resolved, and without regard to any principles of conflicts of laws.

13. NO RULE OF CONSTRUCTION

The parties acknowledge that each of them has had ample opportunity for their own counsel to participate in negotiating and drafting this Agreement.  Therefore, no rule of construction shall apply to this Agreement which construes ambiguous or unclear language in favor of or against any party

14. ENTIRE AGREEMENT

(a) This Agreement, including Exhibit A, represents the entire employment agreement between Employer and Executive pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by Executive and by Employer with the approval of Management.

(b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT 10.2
Rice Executive Employment Agreement
Effective 1 July 2012

For COLORADO GOLDFIELDS INC.

/s/ C. Stephen Guyer
Colorado Goldfields Inc,
C. Stephen Guyer, Chief Financial Officer

EXECUTIVE:

/s/ Lee R. Rice
Lee R. Rice

EXHIBIT 10.2
Rice Executive Employment Agreement
Effective 1 July 2012

EXHIBIT A
to
EXECUTIVE EMPLOYMENT AGREEMENT
between
COLORADO GOLDFIELDS INC. (“Employer”)
and
LEE R. RICE (“Executive”)

Effective July 1, 2012

During the term of the Agreement, Executive’s compensation shall be as follows:

A-1 SALARY

Employer shall pay to Executive a salary of $15,000 per month.  Salary payments shall be subject to applicable withholdings for taxes, to be paid in the manner specified in paragraph 5 of the Agreement.  Executive’s salary may be increased or reduced from time to time at the sole discretion of the Board of Directors, of Employer provided that Executive’s salary may not be reduced by more than ten percent (10%) below the $15,000 per month figure stated above.  Executive acknowledges that salary and/or expenses may, at the discretion of the Chief Financial Officer, be paid in stock pursuant to the Company’s 2008 Stock Compensation Plan.

A-2 VACATION

Executive shall be eligible for one (1) day of personal time off per month ("Vacation Time"), which will accrue each month during the term of the Agreement up to a total of 15 days.  Upon termination of this Agreement, Executive shall be paid for earned but unused Vacation Time based upon the Salary in effect at the time of termination.

A-3 GROUP HEALTH COVERAGE

Executive shall be permitted to participate in such group health insurance plan as Employer may elect to provide for its other employees, subject to the eligibility and participation requirements of such plan, which plan may be altered or abolished from time to time at the sole discretion of Employer.  However, the level of health insurance coverage for Executive shall not be reduced below the level in effect upon Executive’s execution of this Agreement, and the cost to Executive for health insurance coverage shall not be increased above the cost in effect upon Executive’s execution of this Agreement.  Subsequent to the termination or the expiration of the Agreement and at the Executive's election and cost, the Company will provide (subject to the eligibility and participation requirements), continued group health insurance coverage through insurance plans as the Employer may make available for its other employees.

A-4 PENSION/PROFIT-SHARING PARTICIPATION

Executive shall be permitted to participate in such pension or profit-sharing plan as Employer may elect to provide for its other employees, subject to the eligibility and participation requirements of such plan, which plan may be altered or abolished from time to time at the sole discretion of Employer.

EXHIBIT 10.2
Rice Executive Employment Agreement
Effective 1 July 2012

A-5 AUTOMOBILE ALLOWANCE

Executive shall receive an automobile allowance of $500 per month.  However, Executive’s automobile allowance may be increased or reduced from time to time at the sole discretion of the Board of Directors of Employer, provided that Executive’s automobile allowance may not be reduced by more than ten percent (10%) below the figure stated above.  In addition, mileage shall be reimbursed at the IRS standard rate.

A-6 OTHER EMPLOYMENT BENEFITS

Executive shall be permitted to participate in such other benefits of employment as Employer may elect to provide for its other employees, subject to the terms and conditions established by Employer for those benefits, which benefits may be altered or abolished from time to time at the sole discretion of Employer.  Subsequent to the Executives termination or the expiration of the Agreement and at the Executive's election and cost the Company will provide (subject to the eligibility and participation requirements), continued insurance coverage for life, disability, accidental death, and other specialty coverages through insurance plans as the Employer may make available for its other employees.

A-7 EXPENSE REIMBURSEMENT

Executive shall receive reimbursement from Employer for all reasonable expenses incurred for the benefit of Employer by Executive in the performance of his duties under the Agreement.  Such expenses may include but are not limited to reasonable out-of-pocket expenses for travel, lodging, meals, entertainment, and professional dues.  Employer shall have the right to establish guidelines for reimbursement of expenses, including but not limited to guidelines regarding when prior approval for an expense is required and what documentation must be provided in order to obtain reimbursement.

A-8 SEPARATION PAY

Upon termination of this Agreement, Executive shall be entitled to Separation Pay in accordance with the following provisions:

(a) Termination by Employer for Convenience: Executive shall receive one month of Base Compensation for each year of service as an employee or officer of the Employer.
(b) Resignation Within Ninety (90) Days Following Change of Control: Executive shall receive one month of Base Compensation for each year of service as an employee or officer of Employer.  In addition:

(i) Any stock options shall vest immediately;

(ii) all of Executive’s restricted (if any), shares of stock of Employer shall be promptly registered with the Securities and Exchange Commission if not already freely tradable without restriction; and

(iii) bonuses, if any, remaining unpaid (or unvested) for the period in which the resignation occurs shall be paid (or vested) immediately, regardless of Executive’s performance status.

(c) Termination upon Expiration of Agreement Without Renewal or Extension: Executive shall receive one month of Base Compensation for each year of service as an employee or officer of Employer.

(d) Death of Executive: Executive’s estate shall receive one month of salary for each year of service by Executive as an employee or officer of Employer.

“Base Compensation” shall consist of: (1) salary at the rate in effect at the time of termination; (2) continued participation in Employer’s group health insurance plan; (3) continued life insurance coverage; (4) access at the Executive's expense (subject to the eligibility and participation requirements) continued insurance coverage for disability, accidental death, and other specialty coverages through insurance plans as the Employer may make available for its other employees.

“Change of Control” shall mean:

(a) any change in the ownership or control of common stock of Employer which results in more than 25% of the issued and outstanding common stock of Employer being owned or controlled by a person or entity, or a group of persons or entities, who did not own or control more than 25% of the issued and outstanding common stock of Employer as of the date of this Agreement; provided, however, that it shall not be deemed a "Change of Control" under this subsection (a) if the change in ownership of more than 25% of the issued and outstanding common stock of the Employer is pursuant to a public or private offering of common stock by the Employer for capital raising purposes, and such offering was approved by the Board of Directors of the Employer; or

(b) the merger or consolidation of Employer with another entity such that more than 25% of the issued and outstanding voting stock of the surviving entity is owned or controlled by a person or entity, or a group of persons or entities, who did not own or control more than 25% of the issued and outstanding common stock of Employer as of the date of this Agreement.